AVX CORPORATION

POWER OF ATTORNEY

Each of the undersigned directors and officers of AVX Corporation, a Delaware corporation (the "Corporation"), hereby severally constitutes and appoints John S. Gilbertson, Kurt P. Cummings, Michael Hufnagel, and Holly Olson each of them signing singly, to be his Attorney-in-Fact with full power of substitution to act in his name on his behalf to sign and to file with the Securities and Exchange Commission (1) under the Securities Exchange Act of 1934, the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2011 (the “Annual Report”) and (2) under the Securities Act of 1933, Registration Statements on Form S-8 or other appropriate Forms which incorporate by reference the Annual Report (each a "Registration Statement"), and any and all amendments to any such Registration Statement, for shares of the Corporation's Common Stock, $.01 par value, and other interests therein issuable under each of the following employee benefit plans as the same may be amended from time to time, (i) AVX Corporation 1995 Stock Option Plan, (ii) AVX Corporation Non-Employee Directors' Stock Option Plan, (iii) AVX Corporation Retirement Plan, (iv) AVX Corporation Non-qualified Supplemental Retirement Plan, (v) AFGWU Local 1028 401(K) Retirement Plan for Employees of AVX Corporation in Raleigh, North Carolina,  (vi) AVX Corporation 401(K) Plan (vii) ELCO Corporation, U.S.A. Salaried Employees Retirement Plan, (viii) AVX Pension Plan for Bargaining Unit and Hourly Employees, (ix) AVX Corporation 2004 Stock Option Plan, (x) AVX Corporation 2004 Non-Employee Director’s Stock Option Plan, and in each case, to execute and deliver any agreements, instruments, certificates or other documents which such person shall deem necessary or proper in connection with the filing of any such Registration Statement or the Annual Report, including any amendments or supplements thereto, and generally to act for and in the name of the undersigned with respect to any such filing as fully as could the undersigned if then personally present and acting.

In addition, to act in his name on his behalf to:

(a) execute for and on behalf of the undersigned in the undersigned's capacity as an officer and/or director of AVX Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(b) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, and

(c) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion

The undersigned hereby grants to each such  attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all  intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHERE OF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

SIGNATURE	TITLE	DATE

/s/ Kazuo Inamori	Director	May 19, 2011
KAZUO INAMORI

/s/ John Gilbertson	Director	May 18, 2011
JOHN S. GILBERTSON

/s/ Kensuke Itoh	Director	May 17, 2011
KENSUKE ITOH

/s/ Makoto Kawamura	Director	May 17, 2011
MAKOTO KAWAMURA
/s/ Tetsuo Kuba	Director	May 17, 2011
TETSUO KUBA

/s/ Tatsumi Maeda	Director	May 17, 2011
TATSUMI MAEDA

/s/ Rodney Lanthorne	Director	May 7, 2011
RODNEY LANTHORNE

/s/ Joseph Stach	Director	May 18, 2011
JOSEPH STACH

/s/ David DeCenzo	Director	May 18, 2011
DAVID DECENZO

/s/ Donald Christiansen	Director	May 18, 2011
DONALD CHRISTIANSEN